                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 TERADYNE, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement no.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation ("Teradyne" or the "Corporation"), will be held on Thursday, May 24, 2001, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (Second Floor), Boston, Massachusetts, for the following purposes:

     1. To elect three members to the Board of Directors to serve for a three-year term as Class III Directors.

     2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 9, 2001, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,

                                            RICHARD J. TESTA, Clerk

April 18, 2001

                            ------------------------

         SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118
                         ------------------------------

                                PROXY STATEMENT
                                 APRIL 18, 2001

     Proxies in the form enclosed with this proxy statement ARE SOLICITED BY THE BOARD OF DIRECTORS OF TERADYNE, INC. ("Teradyne" or the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 24, 2001, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (Second Floor), Boston, Massachusetts.

     Only shareholders of record as of the close of business on April 9, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 174,303,990 shares (excluding treasury shares) of Teradyne's Common Stock were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers and directors of Teradyne. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the shareholders will consider and vote upon a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by Teradyne's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies and in accordance with the SEC's proxy rules. See "Shareholder Proposals" below.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2000, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 18, 2001.

                             ELECTION OF DIRECTORS

     Teradyne's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class III expires at the Annual Meeting. The nominees for election as Class III directors are Messrs. Mulroney and Testa and Ms. Wolpert, each of whom was elected at the Annual Meeting of Shareholders held May 21, 1998. If re-elected, the Class III nominees will hold office until the Annual Meeting of Shareholders to be held in 2004, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class III nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during at least the past five years, and the ages of each of the nominees and directors.

   NOMINEE'S OR DIRECTOR'S NAME                 PRINCIPAL OCCUPATION                   YEAR
   AND YEAR NOMINEE OR DIRECTOR                AND BUSINESS EXPERIENCE              TERM WILL
      FIRST BECAME DIRECTOR                  DURING THE PAST FIVE YEARS            EXPIRE/CLASS
   ----------------------------              --------------------------            ------------
George W. Chamillard..............  Chairman of the Board of Directors,            2003/II
  1996                              President and Chief Executive Officer(1)
James W. Bagley...................  Director(2)                                    2002/I
  1996
Albert Carnesale..................  Director(3)                                    2003/II
  1993
Daniel S. Gregory.................  Director(4)                                    2002/I
  1977
Dwight H. Hibbard.................  Director(5)                                    2003/II
  1983
John P. Mulroney..................  Director(6)                                    2001/III
  1983
Vincent M. O'Reilly...............  Director(7)                                    2002/I
  1998
Richard J. Testa..................  Director, Secretary and Clerk(8)               2001/III
  1973
Roy A. Vallee.....................  Director(9)                                    2003/II
  2000
Patricia S. Wolpert...............  Director(10)                                   2001/III
  1996

---------------

 (1) Mr. Chamillard, 62, has served as Chairman of the Board of Directors since May 2000 and as Chief Executive Officer of the Corporation since May 1997. Mr. Chamillard has served as President of the Corporation and has been a director of the Corporation since January 1996. Mr. Chamillard served as Chief Operating Officer of the Corporation from January 1996 until May 1997 and as Executive Vice President of the Corporation from January 1994 until January 1996. Prior to that time, Mr. Chamillard served as a Vice President of the Corporation. Mr. Chamillard is also a director of Varian Semiconductor Equipment Associates and Manufacturers Services Ltd.

 (2) Mr. Bagley, 62, has served as Chairman of the Board of Directors of Lam Research Corporation since October 1998 and as Chief Executive Officer since August 1997. Mr. Bagley served as Chairman and Chief Executive Officer of OnTrak Systems, Inc. from May 1996 until August 1997. From 1987 until May 1996, Mr. Bagley served in various capacities at Applied Materials, Inc., including President and Chief Operating Officer from 1987 through 1994, Vice Chairman and Chief Operating Officer from January 1994 until October 1995, and Vice Chairman from October 1995 until May 1996. Mr. Bagley is also a director of Micron Technology, Inc.

 (3) Mr. Carnesale, 64, has served as Chancellor of the University of California, Los Angeles since July 1997. He served as Provost of Harvard University from October 1974 until June 1997 and was the Dean of the John
     F. Kennedy School of Government from November 1991 through 1995 where he also served as Professor of Public Policy from 1974 through 1995.

 (4) Mr. Gregory, 72, has been a General Partner of various Greylock partnerships since January 1965. From January 1991 until January 1992, Mr. Gregory served as the Secretary of the Executive Office of Economic Affairs for the Commonwealth of Massachusetts. From 1976 through 1990, Mr. Gregory served as Chairman of Greylock Management Corporation.

 (5) Mr. Hibbard, 77, served as Chairman of Cincinnati Bell Inc. from October 1993 until May 1996 and served as Chief Executive Officer and Chairman of Cincinnati Bell Inc. from February 1984 until October 1993. Mr. Hibbard retired from his position as Chairman of Cincinnati Bell Inc. in May 1996.

 (6) Mr. Mulroney, 65, served as Chief Operating Officer and President of Rohm and Haas Company from March 1986 until December 1998. He is a director of Aluminum Company of America.

 (7) Mr. O'Reilly, 64, was a partner, Chief Operating Officer and Vice-Chairman at Coopers & Lybrand L.L.P. until his retirement in September 1997. Since October 1997, Mr. O'Reilly has served as a Distinguished Senior Lecturer at the Carroll Graduate School of Management of Boston College. Mr. O'Reilly is also a director of the Neiman Marcus Group, Inc. and Eaton Vance Corp.

 (8) Mr. Testa, 61, has been a partner at the law firm of Testa, Hurwitz & Thibeault, LLP since 1973. Testa, Hurwitz & Thibeault, LLP serves as counsel to the Corporation.

 (9) Mr. Vallee, 48, has been Chairman of the Board of Directors and Chief Executive Officer of Avnet, Inc. since July 1998. From November 1992 until July 1998, Mr. Vallee was Vice Chairman of the Board of Directors of Avnet and served as President and Chief Operating Officer from March 1992 until July 1998. Avnet, Inc. is a supplier of electronic components to the Corporation.

(10) Ms. Wolpert, 51, has served as Vice President, Central Region, Americas at International Business Machines Corporation since June 2000 and from January 1999 until June 2000, served as Vice President, Business Operations, Americas. From January 1993 until December 1998, Ms. Wolpert served in various capacities at International Business Machines Corporation, including General Manager System Sales, Latin America; Executive Assistant to the Chairman's Office; General Manager, Northeast Area; Vice President of Operations, Northeast Area; and General Manager, Northern New England.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met seven times and took action by unanimous written consent once during the fiscal year ended December 31, 2000. The Audit and Finance Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, met three times during 2000. Messrs. Carnesale, Gregory, Mulroney and O'Reilly are currently members of the Audit and Finance Committee. The Management Compensation and Development Committee (the "Compensation Committee"), which determines the cash compensation of the Corporation's executive officers, met four times during 2000. Messrs. Bagley, Hibbard,

Testa and Vallee and Ms. Wolpert are currently members of the Compensation Committee. The Stock Option Committee, which administers the Corporation's stock option and certain other benefit plans, met four times during 2000. Messrs. Bagley, Hibbard and Vallee and Ms. Wolpert are currently members of the Stock Option Committee. The Board Composition and Agenda Committee, which acts, in part, as the Corporation's nominating committee, and is responsible for recommending individuals to be nominated for election to the Board of Directors and recommending the time, location and agenda of the meetings of the Board of Directors, did not meet during 2000. Messrs. Mulroney and Carnesale are currently members of the Board Composition and Agenda Committee. Shareholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedures set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served.

DIRECTOR COMPENSATION

     All non-employee directors are compensated at the rate of $35,000 per year, plus reimbursement of reasonable expenses. Non-employee directors who serve as chair of a committee of the Board of Directors receive an additional $5,000 per year. Directors who are employees of the Corporation receive no compensation in their capacity as a director. Non-employee directors may elect to defer all or a portion of their cash compensation and have the cash invested into a cash-equivalent instrument or Teradyne stock unit and receive either the cash or underlying Teradyne stock when they retire from the Board.

     Each non-employee director is entitled to participate in the Teradyne 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"). In January 2001, the Director Plan was amended to authorize the automatic grant (i) of an option to purchase 22,500 shares of Teradyne Common Stock to each non-employee director who becomes a member of the Board of Directors on or after August 26, 1999, (ii) on February 5, 2001, of an option to purchase 6,750 shares of Teradyne Common Stock to each person who was a non-employee director on February 7, 2000 (iii) on February 5, 2001, of an option to purchase 15,750 shares of Teradyne Common Stock to each non-employee who became a new member of the Board during February 2000, and (iv) of an option to purchase 11,250 shares of Teradyne Common Stock to each person who is a non-employee director on the first Monday of February in each year beginning on February 5, 2001 and continuing throughout the term of the Director Plan. The Director Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. Options granted under the Director Plan prior to February 5, 2001 become exercisable at the rate of 25% per year and options granted on or after February 5, 2001 are immediately exercisable. The exercise price per share for all options granted under the Director Plan is equal to the fair market value per share of Teradyne Common Stock on the date of grant and the term of each option is for a period of five years from the date of grant.

     As of December 31, 2000, options to purchase 652,750 shares of Teradyne Common Stock under the Director Plan were outstanding at a weighted average exercise price of $30.94.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 9, 2001 information relating to the beneficial ownership of the Corporation's Common Stock by each director, each executive officer named in the Summary Compensation Table on page 7, and by all directors and executive officers as a group.

                                                               AMOUNT AND
                                                                NATURE OF       PERCENT OF
                           NAME                              OWNERSHIP(1)(2)      CLASS
                           ----                              ---------------    ----------
James W. Bagley............................................       115,243             *
Michael A. Bradley.........................................       201,409             *
Albert Carnesale...........................................        62,863             *
John M. Casey..............................................       118,500             *
George W. Chamillard.......................................       554,244             *
Daniel S. Gregory..........................................       146,055             *
Dwight H. Hibbard..........................................       112,976(3)          *
John P. Mulroney...........................................        85,523             *
Vincent M. O'Reilly........................................        38,313             *
Edward Rogas, Jr...........................................       238,501             *
David L. Sulman............................................       244,067(4)          *
Richard J. Testa...........................................        59,813             *
Roy A. Vallee..............................................        34,625             *
Patricia S. Wolpert........................................        73,063             *
All executive officers and directors as a group (19
  people)(5)...............................................     2,392,556          1.36%

---------------

 *  less than 1%

(1) Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares. The address for each named person is: c/o Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. Bagley, 62,063 shares; Mr. Bradley, 159,000 shares; Mr. Carnesale, 62,063 shares; Mr. Casey, 78,500 shares; Mr. Chamillard, 378,000 shares; Mr. Gregory 62,063 shares; Mr. Hibbard, 92,376 shares; Mr. Mulroney, 62,063 shares; Mr. O'Reilly, 37,313 shares; Mr. Rogas, 173,000 shares; Mr. Sulman, 183,000 shares; Mr. Testa, 35,813 shares; Mr. Vallee, 36,625 shares; Ms. Wolpert, 67,063 shares; all directors and executive officers as a group 1,677,142 shares.

(3) Includes 400 shares of Common Stock held by Mr. Hibbard's wife.

(4) Includes 6,000 shares of Common Stock held by members of Mr. Sulman's family.

(5) The group is comprised of the individuals named in the Summary Compensation Table on page 7, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on April 9, 2001. Includes 1,677,142 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options within 60 days granted under Teradyne's stock plans.

     Listed below are certain persons who to the knowledge of Teradyne own beneficially, as of the dates indicated below, more than five percent of Teradyne's Common Stock outstanding at such date.

                    NAME AND ADDRESS                       AMOUNT AND NATURE    PERCENT OF
                  OF BENEFICIAL HOLDER                       OF OWNERSHIP         CLASS
                  --------------------                     -----------------    ----------
FMR Corporation(1).......................................      17,599,030         10.86%
  82 Devonshire Street
  Boston, Massachusetts 02109
Capital Group International, Inc.(2).....................      15,521,920           8.9%
  1100 Santa Monica Boulevard
  Los Angeles, California 90025
Wellington Management Company, LLP(3)....................      10,928,262          7.98%
  75 State Street
  Boston, Massachusetts 02109

---------------

(1) According to a Schedule 13G filed on January 10, 2001. As of January 10, 2001, FMR Corporation had sole dispositive power with respect to all of the shares and sole voting power with respect to 3,927,440 shares.

(2) According to a Schedule 13G filed on February 12, 2001. As of February 12, 2001, Capital Group International, Inc. ("Capital Group") had sole dispositive power with respect to all of the shares and sole voting power with respect to 13,741,620 shares. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares, however, Capital Group may be deemed to "beneficially own" such shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.

(3) According to a Schedule 13G filed on February 13, 2001. As of February 13, 2001, Wellington Management Company, LLP ("WMC") had shared dispositive power with respect to all of the shares and shared voting power with respect to 3,191,564 shares. WMC is an investment adviser registered with the Securities and Exchange Commission. WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of shares of the Common Stock of the Company that are owned of record by investment advisory clients of WMC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the forms and written representations received by Teradyne pursuant to Section 16(a) of the Securities Exchange Act of 1934, Teradyne believes that during the fiscal year January 1, 2000 through December 31, 2000, the directors and executive officers complied with all applicable
Section 16 filing requirements, except: (a) a Form 4 was not filed in June 2000 for Mr. Mulroney and a correcting Form 5 was filed in February 2001; and (b) a Form 3 for Mr. Grilk was filed late.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation for the three fiscal years most recently ended received by the Chief Executive Officer of Teradyne and the four other most highly compensated executive officers of Teradyne (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                                              AWARDS(3)
                                                              SECURITIES
                                   ANNUAL COMPENSATION        UNDERLYING
          NAME AND             ---------------------------     OPTIONS/        ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY(1)   BONUS(2)     SARS(#)      COMPENSATION(4)
     ------------------        ----   ---------   --------   ------------   ---------------
George W. Chamillard.........  2000   $590,837    $981,926     150,000         $126,012
  Director, President and      1999    472,695     742,221     105,000           74,919
  Chief Executive Officer      1998    411,036     376,726     310,000(5)        37,549
Edward Rogas, Jr.............  2000    336,191     496,711      75,000           44,683
  Senior Vice President        1999    281,944     373,289      60,000           28,031
                               1998    271,500     197,100     190,000(6)           898
David L. Sulman..............  2000    317,900     469,643      75,000           61,015
  Senior Vice President        1999    253,690     327,168      60,000           37,114
                               1998    213,528     164,881     160,000(7)        31,160
Michael A. Bradley(10).......  2000    317,900     469,643      75,000           61,015
  Chief Financial Officer and  1999    261,544     327,862      55,000           38,769
  Vice President               1998    242,616     179,081     170,000(8)        19,928
John M. Casey................  2000    286,818     409,299      62,500               --
  Vice President               1999    258,636     313,917      50,000               --
                               1998    254,262     184,587     170,000(9)            --

---------------

 (1) The amounts in the "Salary" column represent the annual base salary for each of the Named Executive Officers, which is paid monthly.

 (2) The amounts in the "Bonus" column represent the Variable Compensation earned pursuant to Teradyne's Cash Compensation Plan and Cash Profit Sharing Plan.

 (3) The Named Executive Officers did not, as of December 31, 2000, receive from Teradyne any grants of restricted stock as compensation.

 (4) The amounts in the "All Other Compensation" column represent the matching contributions that Teradyne makes to the Savings Plan, Supplemental Savings Plan and its 401(K) plan.

 (5) Includes 160,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

 (6) Includes 100,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

 (7) Includes 80,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

 (8) Includes 90,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

 (9) Includes 90,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

(10) Mr. Bradley was promoted to President of the Semiconductor Test Division in March 2001. At that time, Gregory Beecher replaced Mr. Bradley as Chief Financial Officer and Vice President.

     The following table provides information with respect to Teradyne stock option grants to the Named Executive Officers in 2000. Teradyne did not grant any stock appreciation rights in 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZED VALUE
                                      PERCENTAGE OF                             AT ASSUMED ANNUAL RATES
                         NUMBER OF    TOTAL OPTIONS                                 OF STOCK PRICE
                         SECURITIES    GRANTED TO                                APPRECIATION OVER THE
                         UNDERLYING     EMPLOYEES     EXERCISE                      OPTION TERM(2)
                          OPTIONS       IN FISCAL       PRICE     EXPIRATION   -------------------------
         NAME            GRANTED(1)       YEAR        ($/SHARE)      DATE          5%            10%
         ----            ----------   -------------   ---------   ----------   -----------   -----------
George W. Chamillard...   150,000         1.90%        $28.125     10/20/05    $1,165,557    $2,575,583
Edward Rogas, Jr.......    75,000          .95%         28.125     10/20/05       582,776     1,287,788
David L. Sulman........    75,000          .95%         28.125     10/20/05       582,776     1,287,788
Michael A. Bradley.....    75,000          .95%         28.125     10/20/05       582,776     1,287,788
John M. Casey..........    62,500          .79%         28.125     10/20/05       485,646     1,073,156

---------------

(1) Stock options were granted under Teradyne's 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of Teradyne's Common Stock on the date of grant. The options have a term of five years from the date of grant. The options become exercisable as follows: 20% on the date of grant and, following the first year of grant, 20% on an annual basis.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of Teradyne's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect Teradyne's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Teradyne's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table provides information on stock option exercises in fiscal year 2000 by the Named Executive Officers and the value of each officer's unexercised options at December 31, 2000.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                            SHARES
                           ACQUIRED                   NUMBER OF SECURITIES
                             UPON                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            OPTION                       OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                           EXERCISE                     DECEMBER 31, 2000             DECEMBER 31, 2000
                            DURING      VALUE      ---------------------------   ---------------------------
          NAME               2000      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             --------    --------    -----------   -------------   -----------   -------------
George W. Chamillard.....   40,000    $2,863,748     378,000        307,000      $9,347,620     $4,829,246
Edward Rogas, Jr.........   84,000     6,868,123     173,000        172,000       3,986,497      2,818,498
David L. Sulman..........   92,000     6,890,246     183,000        160,000       4,385,997      2,490,998
Michael A. Bradley.......   60,000     5,038,124     159,000        161,000       3,652,434      2,586,623
John M. Casey............       --            --      78,500        148,000       1,528,061      2,475,123

RETIREMENT BENEFITS

     Teradyne established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees, including officers, of Teradyne and its United States subsidiaries. Membership in the Retirement Plan begins after one year of employment with Teradyne. The Retirement Plan provides for credit toward retirement income for years of employment with Teradyne prior to January 1, 2000 based upon a formula tied to average compensation from 1995 to 1999. For years of service after December 31, 1999, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of
(1) .75% of the employee's compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee's compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants' benefits under the Retirement Plan.

     Under the Retirement Plan, for participants employed by Teradyne on or after January 1, 1989, accumulated annual retirement income vests partially after three years of service with Teradyne and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

     In 1999, Teradyne offered all eligible domestic employees participating in the Retirement Plan a choice, to either continue to be eligible for and to continue to accrue benefits under the Retirement Plan or to have the Retirement Plan benefits stop accruing and instead to become eligible for an increased matching contribution by Teradyne into an employee savings plan. The accrued Retirement Plan benefits of those employees who elected the increased matching option were frozen on January 1, 2000. In addition, beginning in the year 2000, all newly hired Teradyne employees participate exclusively in this employee savings plan in lieu of participating in the Retirement Plan.

     The Corporation also maintains the Teradyne, Inc. Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, annual pensions for Messrs. Chamillard, Rogas, Sulman, Bradley and Casey and other senior managers are computed based on model compensation. (See discussion of model compensation under Management and Compensation Development Committee Report.) The pension formula is identical to that of the qualified plan, except an employee's annual pension is based on the average of the employee's last five years of model compensation. The resulting benefit is reduced by the benefit received from the qualified Retirement Plan.

     The following table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee's average model compensation for the five-year period preceding retirement.

                               PENSION PLAN TABLE

                                                                         YEARS OF SERVICE
FIVE YEAR AVERAGE                       ----------------------------------------------------------------------------------
  COMPENSATION                             10          15          20          25          30          35           40
-----------------                          --          --          --          --          --          --           --
   $  500,000     ....................  $ 72,300    $108,500    $144,700    $180,900    $217,100    $253,200    $  289,400
      600,000     ....................    87,300     131,000     174,700     218,400     262,100     305,700       349,400
      700,000     ....................   102,300     153,500     204,700     255,900     307,100     358,200       409,400
      800,000     ....................   117,300     176,000     234,700     293,400     352,100     410,700       469,400
      900,000     ....................   132,300     198,500     264,700     330,900     397,100     463,200       529,400
    1,000,000     ....................   147,300     221,000     294,700     368,400     442,100     515,700       589,400
    1,100,000     ....................   162,300     243,500     324,700     405,900     487,100     568,200       649,400
    1,200,000     ....................   177,300     266,000     354,700     443,400     532,100     620,700       709,400
    1,300,000     ....................   192,300     288,500     384,700     480,900     577,100     673,200       769,400
    1,400,000     ....................   207,300     311,000     414,700     518,400     622,100     725,700       829,400
    1,500,000     ....................   222,300     333,500     444,700     555,900     667,100     778,200       889,400
    1,600,000     ....................   237,300     356,000     474,700     593,400     712,100     830,700       949,400
    1,700,000     ....................   252,300     378,500     504,700     630,900     757,100     883,200     1,009,400

     The executive officers named in the Summary Compensation Table have been credited as of January 1, 2001 with the following years of service: Mr. Chamillard, 31 years; Mr. Rogas, 24 years; Mr. Sulman, 26 years; Mr. Bradley, 21 years; and Mr. Casey, 23 years.

                          MANAGEMENT COMPENSATION AND
                        DEVELOPMENT COMMITTEE REPORT AND
                         STOCK OPTION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     Teradyne's executive compensation program is administered by the Management Compensation and Development Committee of the Board of Directors (the "Compensation Committee"), which is comprised entirely of outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to Teradyne's compensation policies other than with respect to stock option awards. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the cash compensation to be paid to each of the executive officers. The Stock Option Committee also is comprised entirely of non-employee directors. The Stock Option Committee is responsible for developing and making recommendations to the Board of Directors with respect to Teradyne's compensation policies in connection with the awarding of stock options. In addition, the Stock Option Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the stock option awards to be granted to each of the executive officers.

     The executive compensation policies are designed to provide competitive levels of compensation that assist the Corporation in attracting and retaining qualified executives. In setting cash compensation levels for executive officers, the Compensation Committee takes into account such factors as:
Teradyne's history and future expectations; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     Teradyne's executive officer compensation program consists of compensation received pursuant to its Cash Compensation Plan, Cash Profit Sharing Plan, long-term compensation in the form of stock option, savings and retirement plans and various other benefits generally available to employees of Teradyne.

     Under Teradyne's Cash Compensation Plan, the Compensation Committee assigns to each senior employee of Teradyne, including all executive officers, at the beginning of each year, a "model compensation" amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as adjusted basis, larger sized companies, some of which are represented in the S&P High Technology Composite Index appearing in the Performance Graph on page 16 herein.

     Once model compensation for each participant has been determined, the actual cash compensation paid to each employee under the Cash Compensation Plan is comprised of two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as "Variable Compensation"). The fixed salary amount is set at a level which is below the model compensation, and the variable portion is based upon factors which, if achieved, would entitle the employee to reach or exceed model compensation.

     The amount of Variable Compensation each participant receives is a function of four factors:

          (A) The employee's base annual salary as of the end of the year;

          (B)  Overall corporate performance versus goal;

          (C)  Performance of the individual business group versus goal; and

          (D) The employee's "variable compensation factor," which is determined by the Compensation Committee on the basis of the employee's responsibility and experience level.

     An employee's "variable compensation factor" is a percentage of his or her base annual salary starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to 160% of base annual salary. An employee's model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

     At year-end, the Compensation Committee evaluates Teradyne's overall performance versus goal and each individual group's performance versus goal. Given the dynamics of the business, Teradyne's Cash Compensation Plan relies heavily on the Compensation Committee's subjective judgment of performance.

     Specifically for 2000, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of Teradyne's individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, growth of sales, growth of bookings, and increase in market share; (2) the extent to which each business group became a role model in the implementation of "Total Quality Management"; (3) the extent to which the results for the year verified each group's strategy and improved its strategic position; and (4) the extent to which each group's 2001 mid-term plan and strategy contribute to Teradyne's need for an aggressive and credible mid-term plan and adapt to changes in the marketplace or environment. The Compensation Committee weighed each of the four factors approximately equally in setting Variable Compensation amounts. The factors are reviewed by the Compensation Committee based upon the performance of the business group in which each executive officer serves rather than upon the individual performance of the executive officer. In 2000, total cash compensation for all executive officers from Teradyne's Cash Compensation Plan ranged from 15% to 21% above model compensation.

     Teradyne's stock option program is its long-term incentive plan for employees, including executive officers. The objectives of the program are to align executive return with shareholder return and to create and implement a program which will attract and retain talented employees and executives. Stock options are awarded annually to employees, including the Chief Executive Officer, based upon the employee's relative contribution and responsibility within the Corporation. The factors taken into account by the Stock Option Committee in determining each executive officer's relative contribution and responsibility within the Corporation include: the executive officer's level of model compensation, the executive officer's position, the responsibilities currently being performed by the executive officer, and the responsibilities expected to be performed by the executive officer. The individual factors are reviewed subjectively by the Stock Option Committee when determining stock option awards for each executive officer. Teradyne conducts surveys of various companies, some of which appear in the Performance Graph's S&P High Technology Composite Index, to verify that the relative percentages of stock options granted to its employees, its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice, are within the range of stock options granted by the surveyed companies, and are competitive with the relative percentages of stock options granted by the surveyed companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Chamillard's cash compensation for 2000 awarded under Teradyne's Cash Compensation Plan was $1,374,997, which is approximately 21% more than Mr. Chamillard's 2000 model compensation of $1,131,636. Mr. Chamillard's 2000 cash compensation awarded pursuant to Teradyne's Cash Compensation Plan is a 20% increase over his 1999 cash compensation. Mr. Chamillard's fixed salary amount was $590,837 for 2000 and was set by the Compensation Committee, in conjunction with his model compensation amount, based upon salary surveys of chief executive officers for similarly sized electronics companies. Mr. Chamillard's Variable Compensation payout was $784,160 for 2000. Mr. Chamillard's Variable Compensation payouts are determined based upon the same factors as Teradyne's other executive officers who have general responsibilities within Teradyne rather than responsibilities for one specific business group. Each of such executive officer's Variable Compensation payout is based 50% upon the performance of Teradyne as a whole and 50% upon the average of the performances of each of the individual business groups within Teradyne. Mr. Chamillard also received cash compensation in the amount of $197,766 in 2000 pursuant to Teradyne's Cash Profit Sharing Plan. Cash compensation awards under the plan, which are calculated on a uniform basis as a percentage of the recipient's salary, are made to employees of Teradyne on an equal basis.

     The stock options granted to Mr. Chamillard during fiscal 2000 are consistent with the design of the overall program and are shown in the Summary Compensation Table above. Mr. Chamillard's 150,000 shares, which represented 1.90% of the total option shares awarded to all employees during fiscal 2000, placed him at the median of the external surveys. In assessing Mr. Chamillard's individual performance for the year for purposes of his stock option awards, the Stock Option Committee concluded that, on balance, Mr. Chamillard had achieved overall positive results for the individual factors for which he was evaluated. A general description of these factors is detailed above under the description of Teradyne's stock option program.
                                            MANAGEMENT COMPENSATION AND
                                              DEVELOPMENT COMMITTEE

                                              Patricia S. Wolpert (Chair)
                                              James W. Bagley
                                              Dwight H. Hibbard
                                              Richard J. Testa
                                              Roy A. Vallee

                                            STOCK OPTION COMMITTEE

                                              Patricia S. Wolpert (Chair)
                                              James W. Bagley
                                              Dwight H. Hibbard
                                              Roy A. Vallee

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Bagley, Hibbard, Testa and Vallee and Ms. Wolpert comprised the Compensation Committee for fiscal year 2000. Richard J. Testa is a partner of the law firm of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts. Such law firm served as counsel for Teradyne during the fiscal year 2000 and Teradyne expects to retain the services of such firm for the fiscal year 2001.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), Teradyne cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Teradyne has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Teradyne's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code. Payments under the Variable Compensation Plan do not constitute "qualified performance-based compensation." Teradyne is not planning to change the process for determining compensation under its Variable Compensation Plan, however, one of the requirements for exemption from Section 162(m), because it is believed to be in Teradyne's best interest to continue to exercise discretion, in the same manner as in the past, in the determination of Variable Compensation. Variable Compensation will not, therefore, be deductible to the extent it causes the applicable employee remuneration of any executive officer to exceed $1 million during any given taxable year.

                       AUDIT AND FINANCE COMMITTEE REPORT

     The Board of Directors has an Audit and Finance Committee which oversees Teradyne's accounting and financial functions, including matters relating to the appointment and activities of Teradyne's independent auditors. The Audit and Finance Committee regularly discusses with management and the outside auditors the financial information developed by Teradyne, Teradyne's systems of internal controls and its internal audit process. The Audit and Finance Committee recommends to the Board of Directors each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance and independence. The Audit and Finance Committee met with the independent auditors (both with and without the presence of Teradyne's management) to review and discuss the matters required to be discussed by Statement on Auditing Standards No. 61, including various matters pertaining to the audit, including Teradyne's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Teradyne.

     The Board of Directors has adopted a written charter for the Audit and Finance Committee setting out the audit related functions the committee is to perform. A copy of the charter is attached to this proxy statement as Appendix
A. This year, the Audit and Finance Committee reviewed Teradyne's audited financial statements and met with both management and PricewaterhouseCoopers LLP, Teradyne's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit and Finance Committee has received from and discussed with PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions with management and PricewaterhouseCoopers, the Audit and Finance Committee recommended to the Board of Directors that Teradyne's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The Audit and Finance Committee consists of Messrs. Carnesale, Gregory, Mulroney and O'Reilly, each of whom are "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to Teradyne that may interfere with his independence from Teradyne and its management.
                                            AUDIT AND FINANCE COMMITTEE

                                              John P. Mulroney (Chair)
                                              Albert Carnesale
                                              Daniel S. Gregory
                                              Vincent M. O'Reilly

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Teradyne's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements included in Teradyne's Forms 10-Q for the fiscal year ended December 31, 2000 were $529,510.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by PricewaterhouseCoopers for financial information systems design and implementation professional services for the fiscal year ended December 31, 2000 were $0.00.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers for services other than those described above for the fiscal year ended December 31, 2000 were $4,843,214.00.

     Teradyne's Audit and Finance Committee has determined that the provision of the services provided by PricewaterhouseCoopers as set forth herein are compatible with maintaining PricewaterhouseCoopers' independence.

                            PERFORMANCE GRAPH (1)(2)

     The following graph compares the change in Teradyne's cumulative total shareholder return in its Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100.00 was invested on December 31, 1995 in Teradyne's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                               PERFORMANCE GRAPH

--------------------------------------------------------------------------------------------------------------
                                          1995        1996        1997        1998        1999        2000
--------------------------------------------------------------------------------------------------------------
Teradyne, Inc.                           $100.00     $ 97.02     $127.37     $168.67     $525.39     $295.53
S&P 500 Index                            $100.00     $122.90     $163.85     $210.58     $254.83     $230.68
S&P High Technology Composite Index      $100.00     $141.86     $178.88     $309.27     $541.76     $325.35

---------------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any Teradyne filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but Teradyne is not responsible for any errors or omissions in such information.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand L.L.P., have served as Teradyne's auditors since 1968. It is expected that a member of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS
SELECTION.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in Teradyne's proxy materials to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders pursuant to Securities and Exchange Commission ("SEC") Rule 14a-8 must be received at Teradyne's principal executive offices not later than December 20, 2001.

     Under Teradyne's By-Laws, shareholders who wish to make a proposal at the 2002 annual meeting of shareholders -- other than proposals that will be included in Teradyne's proxy materials -- must notify Teradyne not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a shareholder who wishes to present a proposal fails to timely notify Teradyne, the shareholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of Teradyne's By-Laws, the proposal is brought before the meeting, then under the SEC's proxy rules, the proxies solicited by Teradyne's management with respect to the 2002 annual meeting will confer discretionary voting authority with respect to the shareholder's proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

     In order to minimize controversy as to the date on which a proposal was received by Teradyne, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by Teradyne, and in addition to soliciting shareholders by mail through its regular employees, Teradyne may request banks and brokers to solicit their customers who have Teradyne stock registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by Teradyne officers and employees, as well as certain outside proxy-solicitation services may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                           INCORPORATION BY REFERENCE

     Certain of Teradyne's audited financial statements for the fiscal year ended December 31, 2000 are contained in of Teradyne's Annual Report to Shareholders. Such financial statements are incorporated herein by reference.

                                                                      APPENDIX A

                                 TERADYNE, INC.
                              (THE "CORPORATION")

                            AUDIT COMMITTEE CHARTER

A. PURPOSE AND SCOPE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

     The Audit Committee shall comprise a minimum of three directors as appointed by the Board of Directors, whom shall meet the independence and audit committee composition requirements under any rules or regulations of the NYSE, as in effect from time to time, and shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation.

     All members of the Committee shall either (i) be financially literate, as this qualification is interpreted by the Board of Directors in its business judgment or (ii) be able to become so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as this qualification is interpreted by the Board of Directors in its business judgment.

     The Board may appoint to the audit committee one former employee or one immediate family member of a former executive officer of the Corporation or its affiliates considered to be non-independent because of the three year waiting period for former employees, if the Board under exceptional and limited circumstances determines in its business judgment that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination, the nature of the relationship and the reasons for the determination.

     The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

     2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of

        Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K.

     3. As a whole, or through the Committee Chair, the Committee shall review with outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors; this review will occur prior to the Company's filing of the Form 10-Q.

INDEPENDENT ACCOUNTING FIRM

     4. Recommend to the Board of Directors the selection of the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement). The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

     5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships that should be considered in assessing their independence consistent with Independence Standards Board ("ISB") Standard No. 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action in response to the independent accounting firm's statement in order to satisfy itself of that firm's independence.

     6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented.

     7. Review with the independent accounting firm, their annual audit scope.

INTERNAL CONTROL

     8. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

     9. Review with management and the Manager of Internal Audit, the scope of the Internal Audit Plan and any significant findings.

COMPLIANCE

   10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

REPORTING

   11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation 's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those are the responsibilities of the independent auditor and/or management.

                                                                      0559-PS-01

                                  DETACH HERE

                                     PROXY

                                 TERADYNE, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2001

                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints GEORGE W. CHAMILLARD and RICHARD J. TESTA, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 24, 2001, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (Second Floor), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated on or about April 18, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

TERADYNE, INC.
c/o EquiServe
P.O. Box 839B
Boston, MA 02205-9398


                                  DETACH HERE
[X] Please mark
    votes as in
    this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS III DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1. To elect three members to the Board            FOR       WITHHELD
   of Directors to serve for a three-year         [ ]         [ ]
   term as Class III Directors.

   Nominees: (01) J.P. Mulroney,
             (02) R.J. Testa, and
             (03) P.S. Wolpert.

[ ]
   --------------------------------------
   For all nominees except as noted above

2. To ratify the selection of                     FOR       AGAINST   ABSTAIN
   PricewaterhouseCoopers LLP as auditors         [ ]         [ ]       [ ]
   for the fiscal year ending
   December 31, 2001.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)


Signature:             Date:             Signature:               Date:
          ------------      ------------           --------------      ---------